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                                                            Page 13 of 13 pages

                             JOINT FILING AGREEMENT

       The undersigned hereby consent to the joint filing by any of them of a Statement on Schedule 13D and any amendments thereto, whether heretofore or hereafter filed, relating to the securities of U. S. Wireless Data, Inc., and hereby affirm that this Schedule 13D is being filed on behalf of each of the undersigned.

Dated:     September 15, 2000           ComVest Capital Partners LLC


                                        By: /s/ Michael S. Falk
                                           --------------------------
                                        Name: Michael S. Falk
                                        Title: Manager


Dated:     September 15, 2000           Commonwealth Associates, L.P.


                                                  By: Commonwealth Associates
                                                  Management Corp., its general
                                                  partner

                                                  By: /s/ Joseph P. Wynne
                                                     --------------------------
                                                  Name: Joseph P. Wynne
                                                  Title: Chief Financial Officer


Dated:     September 15, 2000           Commonwealth Associates Management Corp.


                                        By: /s/ Joseph P. Wynne
                                           --------------------------
                                        Name: Joseph P. Wynne
                                        Title: Chief Financial Officer

                                        /s/ Michael S. Falk
Dated:     September 15, 2000           -------------------------
                                             Michael S. Falk